Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Merge Healthcare Incorporated (Merge, we, us or our) and AMICAS, Inc. (AMICAS) after giving effect to our acquisition of all of the issued and outstanding shares of AMICAS.

On April 28, 2010, we completed the acquisition of AMICAS through a tender offer for the outstanding shares of common stock of AMICAS at $6.05 per share in cash.  Following the tender offer, we purchased the remaining shares pursuant to a merger of a subsidiary of Merge with and into AMICAS.  Total transaction consideration was approximately $223.9 million for the 37,009,990 outstanding shares.  In addition, shortly before the completion of the acquisition, AMICAS paid cash to holders of vested, in-the-money stock options for the difference between $6.05 per share and the exercise price of such options.  Further, the holders of shares of restricted stock were paid $6.05 per share in cash.  The total consideration paid to option and restricted stock holders was approximately $22.9 million.

We financed the transaction with $200 million of senior secured notes (Notes), cash already available at the two companies and proceeds of $41.8 million from the issuance of preferred and common stock.  The Notes were issued at 97.266% of the principal amount, are due in 2015, bear interest at 11.75% of principal (payable on May 1st and November 1st of each year) and were offered in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

We issued 41,750 shares of preferred stock and 7,515,000 shares of common stock for the $41.8 million of proceeds received.  As of March 31, 2010, we had received and placed $30.0 million of the stock proceeds in escrow pursuant to the Merger Agreement with AMICAS and were required to release $4.3 million of the escrow to pay one-half of the break-up fees due to a former potential acquirer of AMICAS.

The following unaudited pro forma condensed consolidated financial statements present (i) the historical balance sheets of Merge and AMICAS as of March 31, 2010, giving pro forma effect as if the acquisition had occurred on March 31, 2010, (ii) the historical statements of operations of Merge and AMICAS for the three months ended March 31, 2010, giving pro forma effect as if the acquisition had occurred on January 1, 2009 and (iii) the historical statements of operations of Merge (pro forma for the acquisitions of etrials Worldwide, Inc. (etrials) and Confirma, Inc. (Confirma) as if such acquisitions had occurred on January 1, 2009) and AMICAS (pro forma for the acquisition of Emageon, Inc. (Emageon) as if the acquisition had occurred on January 1, 2009) for the year ended December 31, 2009, giving pro forma effect to the acquisition as if it had occurred on January 1, 2009.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact.  The pro forma adjustments are preliminary, and the unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the combined company.  The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The acquisition of AMICAS will be accounted for in accordance with ASC Topic No. 805, Business Combinations.  Under the acquisition method of accounting, the total purchase price will be allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values.  The purchase price allocations set forth in the following unaudited pro forma condensed combined financial statements are based on the current book value of the AMICAS tangible assets and liabilities, adjusted only for the estimated impact to deferred revenue and a reduction of prepaid software licenses purchased from us, until such time that we can complete our assessment of the estimated fair value of AMICAS’ net assets acquired.

We expect that the allocation of tangible assets acquired will include, among other things, items such as cash, accounts receivable, unbilled accounts receivable, prepaid expenses and deposits, property and equipment and tangible liabilities to include, among other things, items such as accounts payable, accrued liabilities, deferred revenue, income taxes (accrued and deferred), and capital lease obligations.  We also expect to allocate a portion of the purchase price for accounting purposes to intangible assets and liabilities such as internally developed software or technology, customer relationships, trade names, non-compete agreements, and any lease contracts that may not be at fair value.  For pro forma purposes, the entire excess purchase price has been allocated between goodwill and intangibles based on an average of (i) a third-party advisor industry report which considered over 200 recent acquisitions across all industries, (ii) an average of Merge’s 2009 completed acquisitions and (iii) the acquisition of Emageon by AMICAS.  We believe that this is a reasonable basis for the allocation of the purchase price until such time as we complete the final purchase price allocation.  Deferred taxes will be recorded for the difference between the book and tax basis of intangible assets and liabilities other than goodwill.  The remainder will be allocated to goodwill, which will not be amortized, but will be reviewed annually and on an interim basis if the events or changes in circumstances between annual tests indicate that an asset might be permanently impaired.  The final valuations, and any interim updated preliminary valuation estimates, may differ materially from these preliminary valuation estimates and, as a result, the final allocation of the purchase price may result in reclassifications of the allocated amounts that are materially different from the purchase price allocations reflected below.  Upon the completion of our assessment of the estimated fair value of the net assets of AMICAS acquired, any material change in the valuation estimates and related allocation of the purchase price would materially impact our depreciation and amortization expenses, the unaudited pro forma condensed combined financial statements and our results of operations.

On July 20, 2009, Merge completed the acquisition of etrials for total transaction consideration of $25.1 million.  Under terms of the agreement, Merge acquired all outstanding shares of etrials common stock for consideration per share of $0.80 in cash, without interest, and 0.3448 shares of Merge common stock.  On September 1, 2009, Merge completed the acquisition of Confirma for total transaction consideration of $16.3 million.  Under terms of the agreement, Merge acquired all outstanding shares of Confirma for 5,422,104 shares of Merge common stock.  These acquisitions were each accounted for as a business combination using the acquisition method with Merge identified as the acquirer.  The amounts allocated to purchased and developed software, customer relationships, trade names and in-process research and development (IPR&D) associated with these two acquisitions are estimated by us based on the work performed by independent valuation specialists, primarily through the use of discounted cash flow techniques.  The asset lives are determined based on projected future economic benefits and expected life cycles of the acquired intangible assets.  Amortization on the value assigned to IPR&D commenced upon completion of the associated research and development efforts.  The amounts assigned to goodwill related to these two acquisitions were not deductible for federal income tax purposes.  In addition, there was no deferred tax liability arising from the acquisition of the identifiable intangible assets associated with these two acquisitions.  On April 2, 2009, AMICAS completed the acquisition of Emageon for total transaction consideration of $39.0 million in cash.  The pro forma results of operations and financial position include adjustments to eliminate the effects of intangible assets and associated amortization recorded as a result of this transaction.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations of Merge that would have been recorded had the acquisitions of etrials and Confirma been completed as of the dates presented, or the consolidated results of operations of AMICAS that would have been recorded had the acquisition of Emageon been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the combined company.

The unaudited pro forma condensed consolidated statements of operations do not reflect the impact of any potential operational efficiencies, cost savings or economies of scale that we may achieve with respect to the combined operations, and do not include costs directly attributable to the transactions that were not incurred as of dates of such statements.  We have incurred significant costs related to the acquisition, debt offering and preferred stock issuance.  Based upon information available at the date of preparation of these pro forma financial statements, we anticipate total costs of the acquisition to be incurred by both parties, including a break-up fee owed to a former potential acquirer of AMICAS, will approximate $20.4 million.  The pro forma statements of operations include adjustments to eliminate $12.0 million and $0.6 million of non-recurring acquisition-related expenses incurred through March 31, 2010 and December 31, 2009, respectively.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the following:
•	Merge’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010;
•	Merge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;
•	AMICAS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and
•	AMICAS’ information for the three months ended March 31, 2010 and accompanying notes included in this Current Report on Form 8-K.

MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2010
(In thousands of US Dollars)

	Historical Merge	Historical AMICAS	Pro Forma Adjustments		Pro Forma Combined
ASSETS		(A)	(Note 3)
Current assets:
Cash and cash equivalents	$15,837	$45,914	$(30,173	) (C)	$31,578
Accounts receivable, net	20,926	19,963	-		40,889
Inventory	312	2,990	-		3,302
Prepaid expenses	1,968	4,570	(75	) (D)	6,463
Deferred income taxes	142	362	-		504
Preferred stock deposits in escrow	25,700	-	(25,700	) (E)	-
Other current assets	3,638	2,076	-		5,714
Total current assets	68,523	75,875	(55,948)		88,450
Property and equipment, net	3,830	7,415	-		11,245
Purchased and developed software, net	12,227	7,235	32,765	(F)	52,227
Customer relationships and other intangibles, net	6,500	5,537	27,463	(G)	39,500
Goodwill	30,784	1,213	115,402	(H)	147,399
Deferred income taxes	4,689	-	-		4,689
Investments	510	-	-		510
Other assets	3,021	2,467	6,145	(I)	11,633
Total assets	$130,084	$99,742	$125,827		$355,653

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,137	$9,001	$-		$14,138
Accrued wages	1,880	2,883	-		4,763
Restructuring accrual	470	516	-		986
Current portion of capital lease obligations	121	-	-		121
Preferred stock deposits	30,000	-	(30,000	) (E)	-
Other accrued liabilities	2,593	-	-		2,593
Deferred revenue	16,804	30,440	(15,191	) (J)	32,053
Total current liabilities	57,005	42,840	(45,191)		54,654
Capital lease obligations - long term	27	177	-		204
Deferred income taxes	68	-	-		68
Deferred revenue	1,365	1,308	(653	) (J)	2,020
Income taxes payable	5,476	-	-		5,476
Debt	-	-	194,532	(K)	194,532
Other	786	-	-		786
Total liabilities	64,727	44,325	148,688		257,740
Shareholders' equity:
Preferred stock	-	-	41,750	(L)	41,750
Common stock	748	53	22	(M)	823
Common stock subscribed	31	-	-		31
Additional paid-in capital	524,500	237,012	(237,861	) (N)	523,651
Treasury stock	-	(47,353)	47,353	(O)	-
Accumulated deficit	(461,508)	(134,310)	125,890	(P)	(469,928)
Accumulated other comprehensive income	1,586	15	(15	) (Q)	1,586
Total shareholders' equity	65,357	55,417	(22,861)		97,913
Total liabilities and shareholders' equity	$130,084	$99,742	$125,827		$355,653

MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2010
(In thousands of US Dollars, except for share data)

	Historical Merge	Historical AMICAS	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)
Net sales:
Software and other	$9,365	$6,481	$-		$15,846
Services and maintenance	10,605	22,953	(26	) (R)	33,532
Total net sales	19,970	29,434	(26)		49,378
Cost of sales:
Software and other	704	3,105	-		3,809
Services and maintenance	4,494	9,291	(45	) (R),(S)	13,740
Depreciation and amortization	1,218	1,085	438	(T)	2,741
Total cost of sales	6,416	13,481	393		20,290
Gross margin	13,554	15,953	(419)		29,088
Operating costs and expenses:
Sales and marketing	2,819	3,333	(70	) (S)	6,082
Product research and development	3,256	4,260	(45	) (S)	7,471
General and administrative	3,851	3,078	(171	) (S)	6,758
Acquistion-related expenses	5,938	6,343	(12,026	) (U)	255
Depreciation and amortization	840	624	772	(V)	2,236
Total operating costs and expenses	16,704	17,638	(11,540)		22,802
Operating income (loss)	(3,150)	(1,685)	11,121		6,286
Other income (expense):
Interest expense	(5)	(5)	(6,353	) (W)	(6,363)
Interest income	15	11	-		26
Other, net	36	(26)	-		10
Total other income (expense)	46	(20)	(6,353)		(6,327)
Income (loss) before income taxes	(3,104)	(1,705)	4,768		(41)
Income tax expense (benefit)	48	46	-		94
Net income (loss) before extraordinary item	(3,152)	(1,751)	4,768		(135)
Preferred stock deemed dividends	-	-	(1,566	) (X)	(1,566)
Net income (loss) available to common stockholders	$(3,152)	$(1,751)	$3,202		$(1,701)
Net income (loss) per share - basic	$(0.04)				$(0.02)
Weighted average number of common shares outstanding - basic	74,801,177		7,515,000	(Y)	82,316,177

Net income (loss) per share - diluted	$(0.04)				$(0.02)
Weighted average number of common shares outstanding - diluted	74,801,177		7,515,000	(Y)	82,316,177

MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands of US Dollars, except for share data)

	Merge Pro Forma	AMICAS Pro Forma	Pro Forma Adjustments		Pro Forma Combined
			(Note 3)
Net sales:
Software and other	$37,497	$28,891	$(469	) (Z)	$65,919
Services and maintenance	46,454	77,277	(171	) (Z)	123,560
Total net sales	83,951	106,168	(640)		189,479
Cost of sales:
Software and other	4,939	15,477	(275	) (Z)	20,141
Services and maintenance	18,024	36,631	(532	) (Z),(AA)	54,123
Depreciation and amortization	4,333	3,257	1,493	) (BB)	9,083
Total cost of sales	27,296	55,365	686		83,347
Gross margin	56,655	50,803	(1,326)		106,132
Operating costs and expenses:
Sales and marketing	13,294	16,185	(519	) (AA)	28,960
Product research and development	12,588	18,079	(494	) (AA)	30,173
General and administrative	19,086	14,533	(1,212	) (AA)	32,407
Acquistion-related expenses	117	628	(628	) (CC)	117
Restructuring and other expenses	1,613	3,824	-		5,437
Depreciation and amortization	3,626	3,739	3,230	(DD)	10,595
Total operating costs and expenses	50,324	56,988	377		107,689
Operating income (loss)	6,331	(6,185)	(1,703)		(1,557)
Other income (expense):
Interest expense	(2,779)	(37)	(25,583	) (EE)	(28,399)
Interest income	116	501	(301	) (FF)	316
Other, net	(6,225)	(32)	-		(6,257)
Total other income (expense)	(8,888)	432	(25,884)		(34,340)
Income (loss) before income taxes	(2,557)	(5,753)	(27,587)		(35,897)
Income tax expense (benefit)	(135)	(1,519)	-		(1,654)
Net income (loss) before extraordinary item	(2,422)	(4,234)	(27,587)		(34,243)
Preferred stock deemed dividends	-	-	(6,263	) (GG)	(6,263)
Net income (loss) available to common stockholders	$(2,422)	$(4,234)	$(33,850)		$(40,506)
Net income (loss) per share - basic	$(0.04)				$(0.55)
Weighted average number of common shares outstanding - basic	66,706,119		7,515,000	(HH)	74,221,119

Net income (loss) per share - diluted	$(0.04)				$(0.55)
Weighted average number of common shares outstanding - diluted	66,706,119		7,515,000	(HH)	74,221,119

MERGE HEALTHCARE INCORPORATED PRIOR TO TRANSACTION WITH AMICAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands of US Dollars, except for share data)

	Historical Merge	Historical etrials - 1/1/09 to 7/19/09	Historical Confirma - 1/1/09 to 8/31/09	Pro Forma Adjustments		Merge Pro Forma Combined
		(B)	(B)	(Note 3)
Net sales:
Software and other	$33,037	$-	$4,460	$-		$37,497
Services and maintenance	33,804	7,298	5,352	-		46,454
Total net sales	66,841	7,298	9,812	-		83,951
Cost of sales:
Software and other	3,730	-	1,209	-		4,939
Services and maintenance	12,324	4,807	903	(10	) (II)	18,024
Depreciation and amortization	3,323	142	-	868	(JJ)	4,333
Total cost of sales	19,377	4,949	2,112	858		27,296
Gross margin	47,464	2,349	7,700	(858)		56,655
Operating costs and expenses:
Sales and marketing	9,203	1,184	2,923	(16	) (II)	13,294
Product research and development	10,689	789	1,098	12	(II)	12,588
General and administrative	13,005	3,786	3,668	(1,373	) (II)	19,086
Acquistion-related expenses	1,225	1,666	-	(2,774	) (KK)	117
Restructuring and other expenses	1,613	-	-	-		1,613
Depreciation and amortization	2,766	224	313	323	(LL)	3,626
Total operating costs and expenses	38,501	7,649	8,002	(3,828)		50,324
Operating income (loss)	8,963	(5,300)	(302)	2,970		6,331
Other income (expense):
Interest expense	(2,716)	(41)	(147)	125	(MM)	(2,779)
Interest income	50	40	26	-		116
Other, net	(6,147)	(69)	(9)	-		(6,225)
Total other income (expense)	(8,813)	(70)	(130)	125		(8,888)
Income (loss) before income taxes	150	(5,370)	(432)	3,095		(2,557)
Income tax expense (benefit)	(135)	-	-	-		(135)
Net income (loss)	$285	$(5,370)	$(432)	$3,095		$(2,422)
Net income (loss) per share - basic	$0.00					$(0.04)
Weighted average number of common shares outstanding - basic	60,910,268			5,795,851	(NN)	66,706,119

Net income (loss) per share - diluted	$0.00					$(0.04)
Weighted average number of common shares outstanding - diluted	62,737,821			3,968,298	(OO)	66,706,119

AMICAS, INC. PRIOR TO TRANSACTION WITH MERGE HEALTHCARE INCORPORATED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(In thousands of US Dollars, except for share data)

	Historical AMICAS	Historical Emageon - 1/1/09 to 3/31/09	Pro Forma Adjustments		AMICAS Pro Forma Combined
	(A)	(A)	(Note 3)
Net sales:
Software and other	$17,120	$11,771	$-		$28,891
Services and maintenance	72,022	5,255	-		77,277
Total net sales	89,142	17,026	-		106,168
Cost of sales:
Software and other	11,467	4,010	-		15,477
Services and maintenance	31,469	5,162	-		36,631
Depreciation and amortization	3,157	15	85	(PP)	3,257
Total cost of sales	46,093	9,187	85		55,365
Gross margin	43,049	7,839	(85)		50,803
Operating costs and expenses:
Sales and marketing	13,694	2,491	-		16,185
Product research and development	14,562	3,517	-		18,079
General and administrative	11,362	3,171	-		14,533
Acquistion-related expenses	3,028	6,869	(9,269	) (QQ)	628
Restructuring and other expenses	3,824	-	-		3,824
Depreciation and amortization	2,859	1,188	(308	) (RR)	3,739
Total operating costs and expenses	49,329	17,236	(9,577)		56,988
Operating income (loss)	(6,280)	(9,397)	9,492		(6,185)
Other income (expense):
Interest expense	(37)	-	-		(37)
Interest income	769	45	(313	) (SS)	501
Other, net	(32)	-	-		(32)
Total other income (expense)	700	45	(313)		432
Income (loss) before income taxes	(5,580)	(9,352)	9,179		(5,753)
Income tax expense (benefit)	(1,570)	51	-		(1,519)
Net income (loss) before extraordinary item	$(4,010)	(9,403)	9,179		$(4,234)
Net income (loss) per share - basic	$(0.11)				$(0.12)
Weighted average number of common shares outstanding - basic	35,489,000				35,489,000

Net income (loss) per share - diluted	$(0.11)				$(0.12)
Weighted average number of common shares outstanding - diluted	35,489,000				35,489,000

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands of U.S. dollars except for share and per share data)

Note 1.    Basis of Pro Forma Presentation

On April 28, 2010, we completed our acquisition of AMICAS, Inc. (AMICAS) through a tender offer for the outstanding shares of common stock of AMICAS at $6.05 per share in cash.  Following the tender offer, we purchased the remaining shares pursuant to a merger of a subsidiary of Merge with and into AMICAS.  Total transaction consideration was approximately $223,910 for the 37,009,990 outstanding shares.  In addition, shortly before the completion of the acquisition, AMICAS paid cash to holders of vested, in-the-money stock options for the difference between $6.05 per share and the exercise price of such options.  The holders of shares of restricted stock were paid $6.05 per share in cash.  The total consideration paid to option and restricted stock holders was approximately $22,906.

We financed the transaction with $200,000 of senior secured notes (Notes), cash already available at the two companies and proceeds of $41,750 from the issuance of preferred and common stock.  The Notes were issued at 97.266% of the principal amount (resulting in net proceeds received of $194,532), are due in 2015, bear interest at 11.75% of principal (payable on May 1st and November 1st of each year) and were offered in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.  In connection with the Notes, we incurred issuance costs of $2,378 (which are recorded in other assets on the condensed consolidated balance sheet as of March 31, 2010) and an additional $6,145 in costs in the second quarter of 2010.  These issuance costs are recorded as a long-term asset in our pro forma condensed consolidated balance sheet and will be amortized over the five-year life of the Notes on our pro forma condensed consolidated statement of operations.  The issuance costs and debt issuer discount will be amortized using the effective interest rate method over the term of the Notes and, as a result, the amounts recorded on a quarterly and annual basis will increase over the life of the Notes.  For purposes of these pro forma statements, we have estimated the amortization of these costs using the effective interest rate method.

We issued 41,750 shares of preferred stock and 7,515,000 shares of common stock for the $41,750 of proceeds received.  As of March 31, 2010, we had received and placed $30,000 of the preferred stock proceeds in escrow pursuant to the Merger Agreement with AMICAS and were required to release $4,300 of the escrow to pay one-half of the break-up fees due to a former potential acquirer of AMICAS.  In connection with the preferred and common stock offering, we incurred issuance costs of $142 (which are recorded in other assets in our condensed consolidated balance sheet as of March 31, 2010) and an additional $632 in costs in the second quarter of 2010.  These issuance costs are recorded as a reduction of additional paid-in capital in our pro forma condensed consolidated balance sheet.

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Merge, etrials, Confirma, AMICAS and Emageon after giving effect to the consummated acquisitions, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of AMICAS occurred on March 31, 2010.  The pro forma condensed consolidated balance sheet combines the historical balances of Merge and AMICAS and pro forma adjustments.  As of March 31, 2010, Merge had 100,000,000 shares of common stock authorized and 74,801,731 shares issued and outstanding.  Giving effect to the 7,515,000 shares of common stock issued in the transaction, Merge will have 82,316,731 shares of common stock outstanding.

The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 assume that Merge’s acquisitions of etrials, Confirma and AMICAS (including AMICAS’s acquisition of Emageon) occurred on January 1, 2009.  The Merge pro forma condensed consolidated statements of operations combine the pro forma results of Merge and AMICAS for the three months ended March 31, 2010 and the year ended December 31, 2009 and pro forma adjustments.  The pro forma results of Merge prior to the transaction with AMICAS combine the pro forma results of Merge, etrials, and Confirma for the year ended December 31, 2009 and pro forma adjustments.  The pro forma results of AMICAS, Inc. prior to the transaction with Merge combine the pro forma results of AMICAS and Emageon for the year ended December 31, 2009 and pro forma adjustments.  These pro forma results exclude any extraordinary items that occurred during the year ended December 31, 2009.

The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisitions described above been consummated as of March 31, 2010 (for the pro forma balance sheet) or January 1, 2009 (for the pro forma statements of operations).

Note 2.    Purchase Price and Preliminary Purchase Price Allocation

The total purchase price for AMICAS was $223,910, which consisted of $6.05 per share in cash, without interest, for all 37,009,990 outstanding shares of AMICAS common stock.  Based on the significance of the acquisitions of etrials and Confirma during 2009 by Merge, the purchase price information and final allocations related to these acquisitions are also included in these Notes, as appropriate.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)

The total purchase price paid as consideration for all outstanding shares of etrials was $25,077 (as further detailed below), and includes the cash and stock consideration paid to etrials restricted stock award holders as well as option holders with vested in-the-money shares that elected to exercise such options with a “cashless” exercise prior to the acquisition date, and, therefore, received the merger consideration.

The total purchase price paid as consideration for all outstanding shares of Confirma was $16,225.  The total purchase consideration was originally estimated at $22,000.  The $5,775 difference is due to a reduction in escrow of approximately $2,100 to adjust for a deficit in the closing date cash balance, as defined in the merger agreement, and a decrease in the per share price of Merge’s stock at the closing date, which resulted in a reduction in consideration of approximately $3,675.

The components of the purchase price are set forth in the following table:

	etrials	Confirma	AMICAS
Cash consideration paid	$9,149	$-	$223,910
Share consideration based on issuance of 3,942,732 and 5,422,104 shares of Merge common stock at a price per share of $4.04 and $3.01, respectively	15,928	16,225	-
Preliminary purchase price	$25,077	$16,225	$223,910

The purchase price for AMICAS will be allocated to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as of the date the acquisition is completed.  The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.  Based upon a preliminary valuation, the preliminary purchase price for AMICAS would be allocated as set forth in the following table (etrials and Confirma information are based on final allocations):

	etrials	Confirma	AMICAS
			(preliminary)
Current assets	$9,434	$5,064	$52,894
Non-current assets	1,208	1,083	9,882
Intangible assets	7,620	6,700	73,000
Goodwill	12,030	13,245	116,615
Total assets acquired	30,292	26,092	252,391
Liabilities assumed	(5,215)	(9,867)	(28,481)
Net assets acquired	$25,077	$16,225	$223,910

The preliminary allocation of the purchase price of AMICAS is based upon management’s estimates.  These estimates and assumptions are subject to change upon final valuation.

Cash and other net tangible assets/liabilities:  Cash and other net tangible assets were recorded at their respective carrying amounts, less $22,906 in cash consideration paid to option and restricted stock holders prior to the transaction (as discussed in Note 1).  For the purpose of these unaudited pro forma condensed consolidated statements only, the carrying value of these assets/liabilities have been assumed to approximate their fair values and should be treated as preliminary values.

Deferred Revenues:  For the purpose of these pro forma condensed consolidated statements only, the carrying value of deferred revenue has been reduced by $15,844 based on our preliminary valuation consisting of an average of (i) our 2009 completed acquisitions and (ii) the acquisition of Emageon by AMICAS.

Goodwill:  Goodwill represents the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.  Goodwill includes amounts assignable to acquired workforce which are also intangible assets not subject to amortization.

In-Process Research and Development:  In-process R&D costs are capitalized developed software costs for products that have not reached technological feasibility.  These costs are not currently estimated to be subject to amortization as we have not yet evaluated the respective projects that may qualify for capitalization.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)

Identifiable intangible assets subject to amortization:  Identifiable intangible assets acquired that are subject to amortization include purchased and developed software, customer relationships, trade names and non-compete agreements with certain employees.  Purchased and developed software is comprised of products that have reached technological feasibility.  Customer relationships represent the value of underlying relationships and agreements with customers.  Trade names represent the fair value of marketing-related acquired assets.

The fair value of the AMICAS intangible assets is based on management’s preliminary valuation based on an average of (i) a third-party advisor industry report which considered over 200 recent acquisitions across all industries, (ii) an average of Merge’s 2009 completed acquisitions and (iii) the acquisition of Emageon by AMICAS, and is subject to change based on review by independent valuation professionals.  The fair value of the etrials and Confirma intangible assets are estimated by us based on the work performed by independent valuation specialists, primarily through the use of discounted cash flow techniques.  The allocations to identified intangibles and goodwill are set forth in the following table:

	etrials	Confirma	AMICAS
Allocations to identified intangibles and goodwill:			(preliminary)
Purchased and developed software	3,950	4,300	38,000
In-process R&D	760	-	2,000
Customer relationships	2,640	2,100	25,000
Trade names and non-competes	270	300	8,000
Goodwill (including acquired workforce)	12,030	13,245	116,615
	$19,650	$19,945	$189,615

Estimated useful lives of intangible assets for the purposes of these pro forma statements are set forth in the following table:

	Years
Estimated useful lives of identified intangible assets:	etrials	Confirma	AMICAS
			(preliminary)
Purchased and developed software	7.0	5.3	8.0
In-process R&D	-	-	-
Customer relationships	10.0	9.5	9.0
Trade names and non-competes	6.0	10.0	8.0
Goodwill	Indefinite	Indefinite	Indefinite

The AMICAS intangible assets subject to amortization are being amortized on a straight line basis, which approximates Merge’s historical treatment for the majority of such assets.

The intangible assets which resulted from AMICAS’ purchase of Emageon are set forth in the following table:

	Amount	Estimated Life
Customer relationships	$4,100	9.0
Acquired technology	5,000	7.0
Trade names	400	8.0
Non-competes	500	9.0
Goodwill	1,213	Indefinite

The pro forma results of operations and financial position include adjustments to eliminate the effects of these intangible assets and the associated amortization.

Deferred Tax Balances:  As of December 31, 2009 AMICAS had deferred tax assets that were subject to a full valuation allowance, including deferred tax assets relating to domestic federal net operating loss (NOL) carryforwards of approximately $143 million.  Internal Revenue Code Section 382 imposes substantial restrictions on the utilization of these NOLs in the event of an “ownership change” of the corporation.  Merge has currently not assessed its ability to utilize these tax attributes prior to their expiration.  For the purposes of these pro forma statements, we have assumed that any deferred tax liability arising from the acquisition of identifiable intangible assets will be fully offset by deferred tax assets.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)

Pre-acquisition contingencies:  Merge has currently not identified any material AMICAS pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated.  If information becomes available prior to the end of the purchase price measurement period, which would indicate that a liability which existed at the acquisition date is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation and result in additional goodwill.

Note 3.    Reclassifications and Pro Forma Adjustments

The following reclassifications have been reflected in the unaudited pro forma condensed consolidated financial statements:

(A)
Certain assets and liabilities in the unaudited pro forma condensed consolidated balance sheet of AMICAS as of March 31, 2010 and certain revenues and expenses in the unaudited pro forma condensed consolidated statements of operations for Emageon for the three months ended March 31, 2009 and for AMICAS for the three months ended March 31, 2010 and the year ended December 31, 2009 have been reclassified to conform to the historical presentation of such statements by Merge.

(B)
Certain revenues and expenses in the unaudited pro forma condensed consolidated statements of operations for etrials for the period January 1, 2009 to July 19, 2009, and Confirma for the period January 1, 2009 to August 31, 2009 have been reclassified to conform to the historical presentation of such statements by Merge.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet:

(C)
To record the total cash consideration paid by Merge for the acquisition of AMICAS, the payment of non-recurring transaction costs not incurred as of March 31, 2010 and payments made by AMICAS prior to the completion of the acquisition to option and restricted stock holders, offset by the release of preferred stock deposits in escrow, as set forth in the following table:

Estimated remaining non-recurring acquisition-related expenses	(4,418)
Estimated remaining debt issuance costs	(6,145)
Estimated transaction bonuses due to certain AMICAS employees	(4,002)
Payments by AMICAS to option and restricted stock holders	(22,906)
Release of preferred stock deposits in escrow	25,700
Net use of available cash	(18,402)
$(30,173)

(D)	To record the elimination of prepaid software licenses resulting from inter-company transactions between Merge and AMICAS.

(E)	To record the release of preferred stock deposits in escrow upon completion of the acquisition and eliminate the corresponding preferred stock deposit obligation.

(F)	To record the preliminary valuation of purchased and developed software and IPR&D and eliminate AMICAS costs as set forth in the following table:

Purchased and developed software	$38,000
In-Process R&D	2,000
Elimination of historical capitalized software development costs	(7,235)
$32,765

(G)	To record the preliminary valuation of customer relationships and other intangibles and eliminate AMICAS costs as set forth in the following table:

Customer relationships	$25,000
Trade names and non-competes	8,000
Elimination of historical customer relationships and other intangibles	(5,537)
$27,463

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)

(H)	To record the preliminary valuation of goodwill and eliminate AMICAS costs as set forth in the following table:

Goodwill	$116,615
Elimination of historical goodwill	(1,213)
$115,402

(I)	To record estimated remaining debt issuance costs that will be amortized over the 5-year life of the debt.

(J)	To record the estimated fair value adjustment to the acquired deferred revenue balance of AMICAS.

(K)	To record the value of Notes issued at 97.266% of par value as part of the acquisition.

(L)
To record the preliminary allocation between preferred stock and common stock, based on management estimates using the assistance of valuation experts.  The estimated fair values of both the preferred and common stock assume a 20.5% discount for a one year lockup  The preferred stock amount of $41,750 included on the pro forma balance sheet includes a deemed dividend of $14,900.  The estimated allocation between common stock and preferred stock is set forth in the following table:

Estimated allocation of proceeds to common stock	$14,900
Estimated allocation of proceeds to preferred stock	26,850
Estimated proceeds from issuance of stock, net of related costs	$41,750

(M)	To record the Merge common stock issued as part of the acquisition, and to eliminate the common stock of AMICAS as set forth in the following table:

Record the issuance of 7,515,000 shares of common stock	$75
To eliminate the common stock of AMICAS	(53)
$22

(N)
To record the additional paid-in capital (APIC) related to the Merge common stock issued (based on the estimated fair value in note (L)), to record the deemed dividend related to the preferred stock issuance and to eliminate the APIC of AMICAS as set forth in the following table:

Record APIC related to issuance of 7,515,000 shares	$14,825
Record deemed dividend resulting from preferred stock issuance	(14,900)
Record stock issuance costs	(774)
Elimination of historical Amicas APIC	(237,012)
$(237,861)

(O)	To record the elimination of the treasury stock of AMICAS.

(P)	To record the elimination of the accumulated deficit of AMICAS and to record the estimated non-recurring acquisition-related transaction costs as set forth in the following table:

To eliminate the accumulated deficit	$134,310
Estimated transaction bonuses due to certain AMICAS employees	(4,002)
Estimated remaining non-recurring acquisition-related expenses	(4,418)
$125,890

(Q)	To record the elimination of the other comprehensive income of AMICAS.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)

The following adjustments have been reflected in the Merge unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2010:

(R)	To record the elimination of inter-company sales from Merge to AMICAS as well as the associated cost of sales recorded by AMICAS. The amount eliminated from cost of sales is $26.

(S)	To record elimination of stock-based compensation expense of AMICAS as set forth in the following table:

Cost of sales:
Services and maintenance	$(19)
Total cost of sales	(19)
Gross margin	19

Operating costs and expenses:
Sales and marketing	(70)
Product research and development	(45)
General and administrative	(171)
Total operating costs and expenses	$(286)

(T)
To record amortization related to the preliminary allocation of purchased and developed software recognized from the acquisition AMICAS and eliminate the historical amortization of developed software as set forth in the following table:

To eliminate the historical purchased and developed technology amortization	$(750)
Amortization of acquired technology intangibles	1,188
$438

(U)	To record the elimination of non-recurring acquisition-related expenses.

(V)
To record amortization related to the preliminary allocation of customer relationships, trade names and non-compete agreements recognized from the acquisition of AMICAS and eliminate the historical amortization, as applicable, as set forth in the following table:

To eliminate the historical amortization of customer intangibles,trade names and non-competes	$(172)
Amortization of acquired customer intangible, trade names and non-competes	944
$772

(W)	To record estimated interest expense, including amortization of note discount and debt issuance costs, as if the debt were outstanding for the entire quarter, as set forth in the following table:

Interest expense at 11.75%	$(5,875)
Amortization of debt discount	(187)
Amortization of debt issuance costs	(291)
$(6,353)

(X)	To illustrate the effect on earnings per share of the preferred stock cumulative dividends at 15%.

(Y)	To record the issuance of Merge common stock in connection with the acquisition, which assumes such shares are outstanding during the entire quarter.

The following adjustments have been reflected in the Merge unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009:

(Z)
To record the elimination of inter-company sales from Merge to AMICAS as well as the associated cost of sales recorded by AMICAS.  The amount eliminated from services and maintenance cost of sales is $144.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)

(AA)	To record elimination of stock-based compensation expense of AMICAS as set forth in the following table:

Cost of sales:
Services and maintenance	$(388)
Total cost of sales	(388)
Gross margin	388

Operating costs and expenses:
Sales and marketing	(519)
Product research and development	(494)
General and administrative	(1,212)
Total operating costs and expenses	$(2,225)

(BB)
To record amortization related to the preliminary allocation of purchased and developed software recognized from the acquisition AMICAS and eliminate the historical amortization of developed software as set forth in the following table:

To eliminate the historical purchased and developed technology amortization	$(3,257)
Amortization of acquired technology intangibles	4,750
$1,493

(CC)	To record the elimination of non-recurring acquisition-related expenses.

(DD)
To record amortization related to the preliminary allocation of customer relationships, trade names and non-compete agreements recognized from the acquisition of AMICAS and eliminate the historical amortization, as applicable, as set forth in the following table:

To eliminate the historical amortization of customer intangibles,trade names and non-competes	$(548)
Amortization of acquired customer intangible, trade names and non-competes	3,778
$3,230

(EE)	To record estimated interest expense, including amortization of note discount and debt issuance costs, as if the debt were outstanding for the entire year, as set forth in the following table:

nterest expense at 11.75%	$(23,500)
Amortization of debt discount	(814)
Amortization of debt issuance costs	(1,269)
$(25,583)

(FF)	To record foregone interest income earned on available cash and marketable securities used to complete the AMICAS acquisition.

(GG)	To illustrate the effect on earnings per share of the preferred stock cumulative dividends at 15%.

(HH)	To record the issuance of Merge common stock in connection with the acquisition, which assumes such shares are outstanding during the entire year.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(continued)
(All amounts in thousands of U.S. dollars except for share and per share data)
The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations which displays the pro forma results of Merge, etrials and Confirma for the year ended December 31, 2009:

(II)	To record elimination of stock-based compensation expense of and warrant expense of etrials and Confirma, as set forth in the following table:

	etrials	Confirma	Total
Cost of sales:
Services and maintenance	$(10)	$-	$(10)
Total cost of sales	(10)	-	(10)
Gross margin	10	-	10

Operating costs and expenses:
Sales and marketing	(16)	-	(16)
Product research and development	12	-	12
General and administrative	(717)	(656)	(1,373)
Total operating costs and expenses	$(711)	$(656)	$(1,367)

(JJ)	To record amortization relating to the purchased and developed software recognized at the time of the acquisitions and to eliminate the historical amortization, as set forth in the following table:

	etrials	Confirma	Total
To eliminate the historical purchased and developed technology	$(142)	$-	$(142)
Amortization of acquired technology intangibles	468	542	1,010
	$326	$542	$868

(KK)	To record the elimination of non-recurring acquisition-related expenses.

(LL)	To record amortization related to the customer relationships and trade names recognized from the acquisitions of etrials and Confirma.

(MM)	To record the elimination of interest expense as a result of the repayment of the borrowings of etrials and Confirma.

(NN)
To record the issuance of Merge common stock in connection with the acquisitions of etrials and Confirma, which assumes such shares are outstanding during the entire year, as set forth in the following table:

Common stock issued in acqusition of etrials	3,942,732
Common stock issued in acqusition of Confirma	5,422,117
Weighted-average shares issued in etrials and Confirma acqusitions already considered in the Merge weighted-average share amount	(3,568,998)
5,795,851

(OO)
To record the issuance of Merge common stock in connection with the acquisitions of etrials and Confirma, which assumes such shares are outstanding during the entire year, as set forth above, reduced by common stock equivalent shares which would be anti-dilutive.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations which displays the pro forma results of AMICAS and Emageon for the year ended December 31, 2009:

(PP)	To record amortization related to the purchased and developed software recognized from the acquisition Emageon and eliminate the historical amortization of developed software.

(QQ)	To record the elimination of non-recurring acquisition-related expenses.

(RR)
To record amortization related to the customer relationships, trade names and non-competes recognized from the acquisition of Emageon, as well as the reduction in depreciation related to the adjustment of property and equipment to fair value.

(SS)	To record foregone interest income earned on available cash and marketable securities of $39.0 million used in the all cash acquisition of Emageon.